SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549-1004

                                  --------
                                  FORM 8-K


                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: Ocober 19, 2000



                         FINANCIAL FEDERAL CORPORATION
             (Exact name of Registrant as specified in its charter)


         Nevada                      1-12006                 88-0244792
(State of incorporation)     (Commission file number)     (I.R.S. Employer
                                                         Identification No.)


                   733 Third Avenue, New York, New York 10017
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (212) 599-8000
              (Registrant's telephone number, including area code)


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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Financial Federal Corporation ("FFC") has replaced its independent auditors, Eisner & Lubin LLP, effective October 19, 2000. On that date it appointed Arthur Andersen LLP as independent auditors. These actions were approved by FFC's Board of Directors upon recommendation of its Audit Committee.

     The selection of Arthur Andersen was approved by FFC after an extended evaluation process initiated by FFC's Audit Committee. The Company did not seek the advice of Arthur Andersen regarding any matters of the type set forth in Item 304(a)(2) of SEC Regulation S-K prior to engagement of that firm.

     The change in independent auditors did not occur due to any existing or previous accounting disagreements with Eisner & Lubin, and Eisner & Lubin has expressed no disclaimer of opinion, adverse opinion, qualification or modification as to uncertainty, audit scope or accounting principles regarding the financial statements of FFC or the audit process, for the years ended July 31, 1999 or 2000. Neither have there been any accounting disagreements or reportable events within the meaning of Item 304 of SEC Regulation S-K for those periods. Eisner & Lubin has stated in its attached letter addressed to the SEC its concurrence with the foregoing statements in this paragraph.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (C)  Exhibits:

              16.1 Letter of Eisner & Lubin LLP regarding change in Registrant's certifying accountants
              99 Press Release of Financial Federal Corporation dated October 19, 2000

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                                   EXHIBIT INDEX


Exhibit No.       Description of Exhibit

 16.1 Letter of Eisner & Lubin LLP regarding change in Registrant's certifying accountants
 99               Press Release of Financial Federal Corporation dated
                  October 19, 2000

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Financial Federal Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         FINANCIAL FEDERAL CORPORATION



                                         By:  /s/ Steven F. Groth
                                              ----------------------------
                                              Senior Vice President and
                                              Chief Financial Officer





October 19, 2000
(Date)

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